UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 17, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in our Form 8-K filed February 3, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of YUM! Brands, Inc. (the “Company”), on January 28, 2005, established under the Company’s Executive Incentive Compensation Plan (the “EICP”) the 2005 fiscal year earnings per share targets and the maximum dollar amount for any individual annual cash incentive award that may be paid for each target level of earnings per share. The Compensation Committee has discretion to decrease (but not increase) the amount payable. The EICP was approved by shareholders at the 2004 annual meeting.

For purposes of exercising its discretion and determining the final annual cash incentive award payable to each executive officer in February 2006 within the maximum dollar amount determined by the target earnings per share attained, on March 17, 2005 the Compensation Committee approved pre-established consolidated or relevant operating company and individual goals and objectives. The pre-established consolidated or relevant operating company goals and objectives for 2005 include earnings per share growth, operating profit growth, same store sales growth, system sales growth, restaurant development and customer satisfaction metrics. These pre-established goals and objectives vary by executive officer depending on each executive officer’s area of responsibility. Depending on actual performance in 2005 against these goals and objectives and individual performance, 2005 bonus awards could range from zero to 300 percent of each executive officer’s target bonus.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Officers or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company appointed Rick Carucci as its Chief Financial Officer effective March 17, 2005. Prior to this appointment, Mr. Carucci, age 47, served as Senior Vice President, Finance and Chief Financial Officer - Designate of the Company since October 2004. From May 2003 to October 2004, he served as Executive Vice President and Chief Development Officer of Yum Restaurants International (“YRI”). From November 2002 to May 2003, he served as Senior Vice President for YRI and also assisted Pizza Hut in asset strategy development. From November 1999 to July 2002, he was Chief Financial Officer of YRI. Mr. Carucci does not have an employment agreement with the Company.

The Company also announced that with the appointment of Mr. Carucci as Chief Financial Officer, David Deno would no longer serve in that role but would concentrate his efforts on his duties as Chief Operating Officer, a position to which he was appointed in October 2004.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits
99.1	Press Release dated March 17, 2005 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: March 22, 2005	/s/ Gregory N.Moore Senior Vice President and Controller (Principal Accounting Officer)

YUM! BRANDS INC. FORMALLY APPOINTS CARUCCI CHIEF FINANCIAL OFFICER
AFTER SUCCESSFUL FIVE-MONTH TRANSITION; DECLARES QUARTERLY DIVIDEND

LOUISVILLE, KY – March 17, 2005 – Yum! Brands Inc. (NYSE: YUM) announced that its Board of Directors formally appointed Rick Carucci, 47, Chief Financial Officer from Chief Financial Officer-Designate. In October 2004, Carucci was appointed Chief Financial Officer-Designate, establishing a transition for him to assume this position from Dave Deno, 47, who was named the Company’s Chief Operating Officer at that time. Separately, the Board also approved a dividend of $0.10 per share of common stock, which will be distributed Friday, May 6, 2005, to stockholders of record at the close of business April 15, 2005. In May 2004, the company initiated a regular quarterly dividend, and the first payment was distributed August 6, 2004.

“Rick Carucci is a very skilled financial executive and strategic thought leader, with deep experience in every aspect of the restaurant business. Dave Deno has worked closely with Rick over the last five months, so his transition was seamless and is now complete,” said David C. Novak, Yum! Brands Chairman and Chief Executive Officer. “I’m also excited Dave Deno will focus 100% of his time on operations. He has a passion for customers, team building and results, with complete knowledge of our operations. I’m confident he will drive our store level operations to the next level and continue to make progress running great restaurants. The YUM operating platform and processes are fully established, and Dave Deno will continue to ensure we raise the bar on execution,” Novak added.

Carucci has over 20 years of restaurant industry experience. He previously served as Executive Vice President and Chief Development Officer of Yum! Restaurants International (YRI), where he was responsible for all international franchising and development, along with general management for Canada, Brazil, Puerto Rico and Middle East/North Africa. Prior to that, Carucci served as Chief Financial Officer for YRI, leading international planning, control, MIS, mergers and acquisitions, tax and treasury. He also served as CFO of the Asia Pacific Region and held various field finance positions over the years.

Deno is a 21-year restaurant veteran, with proven operating and leadership skills. Prior to serving as CFO of YUM, Deno served as CFO of Yum! Restaurants International. He previously served within the system in a number of restaurant operations and finance positions, and was rated as one of the company’s top operators at Pizza Hut and Yum! Restaurants International.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with more than 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,800 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past two years, the company has been recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”